Exhibit 99.1

IDT Reports Results for First Quarter Fiscal 2006

NEWARK, N.J. — December 8, 2005 — IDT Corporation (NYSE: IDT, IDT.C) announces operating results for the first quarter of fiscal 2006, the three months ended October 31, 2005.

•	Revenues decreased 1.1% to $623.1 million from $629.7 million in the first quarter of fiscal 2005.

•	The net loss for the first quarter of fiscal 2006 was $27.9 million, or ($0.28) per share, compared to a net loss of $11.7 million, or ($0.12) per share, in the first quarter of fiscal 2005.

•	As of October 31, 2005, cash, cash equivalents, and restricted cash and marketable securities stood at $863.4 million, including $88.8 million held by Net2Phone.

The following table summarizes the operating performance of IDT’s business segments1:

	Revenues			Income (Loss) from Operations
$ millions	Q1 ‘06	Q4 ‘05	Q1 ‘05	Q1 ‘06	Q4 ‘05	Q1 ‘05
IDT Retail Telecom	383.2	$402.4	$411.0	$12.3	$12.9	$20.6
IDT Wholesale Telecom	137.3	143.8	129.2	(6.2)	(4.5)	(4.9)

IDT Telecom Total	520.5	546.2	540.2	6.2	8.4	15.7
IDT Entertainment	48.1	39.8	60.4	0.7	(2.2)	4.6
Voice over IP	21.6	20.3	18.1	(8.1)	(25.4)	(7.8)
IDT Capital	31.4	14.8	6.6	(3.6)	(4.5)	(2.9)
IDT Solutions	1.4	2.2	4.4	(6.2)	(5.4)	(9.3)
Corporate	—	—	—	(16.8)	(26.5)	(12.2)

Total IDT	$623.1	$623.3	$629.7	($27.8)	($55.6)	($11.9)

“Fiscal year 2006 promises to be exciting for IDT,” said Jim Courter, CEO. “We continue to build our core operations while investing in new complementary products and businesses and engaging in several major transactions in order to deliver value to our stockholders. In this quarter, we have announced the sale of Corbina, our Russian telecom operations, realizing a substantial return on our investment, and we have progressed towards the initial public offering of IDT Spectrum. I believe that fiscal 2006 will see more major developments and announcements and I am looking forward to bringing you more news over the course of the year.”

DEVELOPMENTS

•	We have agreed to sell Corbina Telecom, our Russian telecom business, for $146 million in cash. We are moving towards a prompt closing of the transaction, from which we should realize a substantial net profit, on a business that we acquired in November 2000.

•	In the first quarter of fiscal 2006, we repurchased 2.1 million shares of IDT stock for $26.6 million. We have Board authorization to acquire another 16.7 million shares.

•	We are progressing apace with the IPO of IDT Spectrum. The company’s latest filing with the SEC may be found on their website at http://www.sec.gov/.

•	On November 10, we formally launched a tender offer for the Net2Phone shares that we do not already own.

•	In the first quarter of fiscal 2006, our retail energy business, part of IDT Capital, generated approximately $22 million in revenues, compared to $9.4 million in the fourth quarter of fiscal 2005. We expect significant growth in this business during fiscal 2006.

RESULTS OF OPERATIONS

IDT Telecom Line of Business Detail1

	Revenues			Gross Profit Margin
$ millions	Q1 ‘06	Q4 ‘05	Q1 ‘05	Q1 ‘06	Q4 ‘05	Q1 ‘05
Calling Cards	$315.2	$327.5	$326.3	24.0%	23.6%	22.7%
Consumer Phone Services	68.0	74.8	84.8	46.7%	46.5%	51.8%

Total Retail	383.2	402.4	$411.0	28.0%	27.9%	28.7%
Wholesale	137.3	143.8	129.2	9.0%	9.2%	10.2%

Total Telecom	$520.5	$546.2	$540.2	23.0%	22.9%	24.2%

Retail Telecom

•	Calling card revenues decreased 3.4% versus the first quarter of fiscal 2005 and fell 3.8% versus the fourth quarter of fiscal 2005. The decrease was mostly the result of softer sales volume in our U.S. calling card business, as we focused our efforts on gross profits generation and improved our revenue-per-minute pricing at the expense of market share. As a result, our calling cards gross margins have increased 130 basis points, to 24.0%, as compared to Q1 of fiscal 2005.

•	Calling card revenues in the U.S. increased in California and in the Northwest and Midwest regions during the first quarter of fiscal 2006 versus the fourth quarter of fiscal 2005, while declining in other regions.

•	In October, 7-Eleven began carrying co-branded IDT/7-Eleven calling cards in its 5,300 stores.

•	Consumer phone services revenues in the first quarter of fiscal 2006 were 19.7% lower than those recorded in the year-ago period and down 9.1% from the fourth quarter of fiscal 2005.

•	The customer base for bundled unlimited local and long distance calling within the United States was approximately 202,000 as of October 31, 2005, compared to 220,000 customers as of July 31, 2005 and 302,000 customers as of October 31, 2004. The declines in revenues and subscribers is a direct result of our decision to stop marketing our bundled service early in FY2005 in response to the FCC’s ruling that incumbent carriers are no longer required to lease elements of their local networks to competing carriers, such as IDT. In August, our replacement agreement with Verizon Communications became effective, and we have since resumed our marketing efforts, which didn’t ramp up until the first quarter was well underway.

•	In the United Kingdom, under the Toucan brand name, we provide residential bundled phone services as well as Internet and mobile telecommunications services. We launched the Toucan service in November 2003 and now provide services to more than 150,000 customers.

•	We launched our Toucan phone services in the Netherlands during the first quarter of fiscal 2006, and expect to launch Internet access services in that market during the second half of Fiscal 2006.

•	Operating profit for our Retail Telecom business, while essentially flat on a sequential basis, declined $8.2 million, as compared to the year-ago period. Most of this decline in profitability is due to incremental SG&A spending during the first quarter of fiscal 2006, to prepare for the launch of Telecom’s new product offerings, such as TúYo Mobile prepaid wireless and our English as a Second Language product, both of which were introduced to the marketplace last month.

Wholesale Telecom

•	Wholesale Telecom revenues increased 6.3% to $137.3 million from the year-ago’s $129.2 million, and decreased 4.5% from the revenues recorded during the fourth quarter of fiscal 2005.

•	The year-over-year revenue increase was driven by a 28.6% increase in minute volume, which was partially offset by a 17.3% decline in per-minute pricing.

IDT Entertainment

•	IDT Entertainment generated revenues of $48.1 million in the first quarter of fiscal 2006, compared to $39.8 million of revenues recorded in the fourth quarter of fiscal 2005 and $60.4 million of revenues generated in the first quarter of fiscal 2005.

•	The revenue decrease versus the year-ago period is solely due to a de-emphasis of our third-party production services business in favor of directing more resources into the development and production of our proprietary properties.

•	Income from operations was $0.7 million in the first quarter of fiscal 2006, compared to a $2.2 million loss from operations in the fourth quarter of fiscal 2005 and income from operations of $4.6 million in the year-ago period. The decrease in income from operations versus the prior year is due to significantly higher marketing expenditures, particularly in our home video distribution business, which released 69 new titles into the marketplace during Q1, a 47% increase over the first quarter of last year.

•	On December 2nd, IDT Entertainment closed a Credit Agreement with a bank group led by J.P. Morgan Chase Bank. The Agreement provides for a $125 million secured revolving credit facility to fund production and marketing costs of IDT Entertainment’s first six CG (computer-generated) animated feature films. The loans under the facility will be secured by the slate of feature films to be produced by IDT Entertainment, and will be non-recourse to IDT Corporation’s parent company.

•	IDT Entertainment has secured distribution agreements in over twenty-five foreign territories for its feature length CG animated movie Yankee Irving, to be distributed in the United States by Fox Entertainment. Yankee Irving is slated for a summer 2006 release.

•	The acquisition of Australian independent home entertainment distributor Imagine Entertainment closed November 30 and gave the company a home entertainment distribution vehicle in Australia and New Zealand. IDT Entertainment now has home entertainment distribution covering all major markets of the English-speaking world.

•	The Happy Elf by Harry Connick, Jr., which was animated by IDT Entertainment, aired on television on December 2, and is now being distributed by Anchor Bay Entertainment. The company has also recently acquired the rights to animate the popular comic book character Hellboy.

IDT CONFERENCE CALL INFORMATION

Conference call today, December 8, 2005, at 5:15 PM Eastern Time.

•	From the U.S., 1-866-594-2183. No pass code required.

•	International callers, 1-973-935-8583

•	Replay available for one week at

•	1-877-519-4471, passcode #6788361 for domestic callers,

•	or 1-973-341-3080, passcode #6788361 for international callers.

•	Webcast of the conference call at www.idt.net. A direct link to the call on the website. An archived copy of the call will be available at the IDT Website in the Investor Relations section’s Presentations for at least six months after the call.

•	Financial and statistical information available on IDT’s website at www.idt.net in the “About IDT” Press Releases, and “About IDT” Investor Relations Presentations and Financial sections.

ABOUT IDT CORPORATION

IDT Corporation is a multinational telecommunications, entertainment and technology company. IDT conducts its business primarily through the following operating divisions: IDT Telecom, our largest division, offers retail and wholesale telecommunications services including calling cards, consumer local, long distance, and wireless services; IDT Entertainment operates our animation and entertainment distribution businesses; IDT Capital develops and operates new business ventures; and Voice over IP consists primarily of IDT’s interest in Net2Phone, a provider of VoIP PacketCable, SIP and wireless solutions around the world. Net2Phone is a separate publicly held corporation whose common stock is traded on the NASDAQ National Market under the symbol “NTOP.”

In this press release, all statements that are not purely about historical facts, including, but not limited to, those with the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent IDT’s current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. These risks and uncertainties include, but are certainly not limited to: the sensitivity of our telecommunications businesses, to declining prices; our reliance on success in the pre-paid calling card market; our ability to obtain cost effective termination capacity world wide; our reliance on the financial health of other telecommunication companies that are our customers; the impact of changes to U.S. and foreign regulations; increasing competition in the consumer phone service market; our ability to integrate and manage acquisitions; our ability to effectively develop and produce animated films; our ability to protect our proprietary rights; general economic conditions in the global telecommunications market; the general condition of the economy of the United States and internationally; and any of the other specific risks and uncertainties discussed in our reports filed with the SEC. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to the Company as of the date thereof, and the Company assumes no obligation to update any forward-looking statements or risk factors.

Footnotes

[1]	Columns in tables may not add due to rounding.

Investor Contacts	Media Contact
John Swierk COO, IDT Venture Capital 973-438-4171 Mary Jennings Director, Investor Relations 973-438-3124	Gil Nielsen VP, IDT Corporate Communications 973-438-3553

IDT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended October 31,
	2005	2004
	(In thousands, except per share data)
Revenues	$623,099	$629,719
Costs and expenses:
Direct cost of revenues (exclusive of depreciation and amortization)	467,757	469,937
Selling, general and administrative (includes $7,086 in 2005 and $4,833 in 2004 of stock-based compensation)	154,404	144,684
Depreciation and amortization	27,967	24,379
Restructuring and impairment charges	814	2,635

Total costs and expenses	650,942	641,635

Loss from operations	(27,843)	(11,916)
Interest income, net	3,081	5,488
Investment and other income, net	1,096	1,344

Loss before minority interests and income taxes	(23,666)	(5,084)
Minority interests	(1,396)	(2,683)
Provision for income taxes	(2,862)	(3,966)

Net loss	$(27,924)	$(11,733)

Earnings per share:
Net loss:
Basic	$(0.28)	$(0.12)
Diluted	$(0.28)	$(0.12)
Weighted-average number of shares used in calculation of earnings per share:
Basic	98,161	95,208

Diluted	98,161	95,208

IDT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2005	July 31, 2005
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$169,868	$171,959
Marketable securities	693,543	780,263
Trade accounts receivable, net	223,103	194,707
Other current assets	137,970	135,799

Total current assets	1,224,484	1,282,728
Property, plant and equipment, net	363,798	370,157
Goodwill	111,188	110,966
Licenses and other intangibles, net	31,070	32,591
Investments	54,050	50,941
Other assets	164,284	130,207

Total assets	$1,948,874	$1,977,590

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$98,862	$115,999
Accrued expenses	255,445	231,416
Deferred revenue	145,034	144,248
Capital lease obligations—current portion	33,585	32,728
Other current liabilities	46,587	44,817

Total current liabilities	579,513	569,208
Deferred tax liabilities, net	108,232	108,237
Capital lease obligations—long-term portion	37,824	42,370
Notes payable—long-term portion	146,137	121,470
Other liabilities	8,948	8,217

Total liabilities	880,654	849,502
Minority interests	81,961	89,891
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000,000; no shares issued	—	—
Common stock, $.01 par value; authorized shares—100,000,000; 25,074,860 shares issued at October 31, 2005 and July 31, 2005; 16,642,573 and 18,014,723 shares outstanding at October 31, 2005 and July 31, 2005, respectively	251	251
Class A common stock, $.01 par value; authorized shares—35,000,000; 9,816,988 shares issued and outstanding at October 31, 2005 and July 31, 2005	98	98
Class B common stock, $.01 par value; authorized shares—100,000,000; 75,935,289 and 75,917,516 shares issued at October 31, 2005 and July 31, 2005, respectively; 72,808,776 and 73,550,857 shares outstanding at October 31, 2005 and July 31, 2005, respectively	759	759
Additional paid-in capital	895,125	907,223
Treasury stock, at cost, consisting of 8,432,287 and 7,060,137 shares of common stock and 3,126,513 and 2,366,659 shares of Class B common stock at: October 31,2005 and July 31, 2005, respectively	(174,331)	(147,690)
Deferred compensation	—	(19,043)
Accumulated other comprehensive loss	(6,214)	(1,896)
Retained earnings	270,571	298,495

Total stockholders’ equity	986,259	1,038,197

Total liabilities and stockholders’ equity	$1,948,874	$1,977,590

IDT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended October 31,
	2005	2004
	(In thousands)
Net cash used in operating activities	$(47,803)	$(5,956)
Investing activities
Capital expenditures	(20,699)	(23,194)
Issuance of notes receivable, net	(1,933)	(3,499)
Investments and acquisitions, net of cash acquired	(3,784)	(27,834)
Proceeds from sales and maturities of marketable securities, net	83,278	72,047

Net cash provided by investing activities	56,862	17,520
Financing activities
Proceeds from exercise of stock options	199	156
Proceeds from sale lease back transactions on capital leases	—	778
Proceeds from borrowings	27,447	—
Repayments of capital lease obligations	(3,689)	(6,470)
Repayments of borrowings	(633)	—
Repurchases of common stock and Class B common stock	(26,657)	—
Cash and marketable securities restricted against letters of credit	—	2,568
Distributions to minority shareholders of subsidiaries	(7,797)	(9,175)

Net cash used in financing activities	(11,130)	(12,143)
Effect of exchange rate changes on cash and cash equivalents	(20)	2,835

Net (decrease) increase in cash and cash equivalents	(2,091)	2,256
Cash and cash equivalents, beginning of period	171,959	142,177

Cash and cash equivalents, end of period	$169,868	$144,433

Supplemental schedule of non-cash investing and financing activities
Purchases of property, plant and equipment through capital lease obligations	$—	$1,499

IDT CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

THREE MONTHS ENDED OCTOBER 31, 2005

(Segment data is shown net of effect of inter-segment transactions)

(In thousands)	Total IDT Corporation	Retail Telecom	Wholesale Telecom	IDT Entertainment	Voice Over IP	IDT Capital	IDT Solutions	Corporate
STATEMENT OF OPERATIONS DATA
Revenues	623,099	$383,181	$137,359	$48,142	$21,585	$31,437	$1,395	$—
Costs and expenses:
Direct cost of revenues (exclusive of depreciation and amortization)	467,757	275,949	124,966	29,057	12,196	23,324	2,264	—
Selling, general and administrative (includes stock-based compensation of $7.1 million)	154,403	79,372	13,275	15,796	15,663	10,069	4,002	16,226
Depreciation and amortization	27,967	15,515	5,313	2,581	2,360	1,654	6	539
Restructuring and impairment charges	814	—	—	—	(556)	—	1,370	—

Total costs and expenses	650,942	370,836	143,553	47,435	29,664	35,047	7,643	16,764

Income (loss) from operations	(27,843)	$12,346	$(6,195)	$707	$(8,079)	$(3,610)	$(6,247)	$(16,764)
Interest income, net	3,081
Investment and other income, net	1,096

Loss before minority interests and income taxes	(23,666)
Minority interests	(1,396)
Provision for income taxes	(2,862)

Net loss	(27,924)